UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE RBB FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Robeco Investment Funds

Robeco Boston Partners Small Cap Value Fund II

Robeco Boston Partners All-Cap Value Fund

Robeco Boston Partners Long/Short Equity Fund

Robeco Boston Partners Long/Short Research Fund

Robeco WPG Small/Micro Cap Value Fund

Robeco Boston Partners Global Equity Fund

Robeco Boston Partners International Equity Fund

(Investment Portfolios of The RBB Fund, Inc.)

May [15], 2013

Dear Shareholder,

The Robeco Investment Funds of The RBB Fund, Inc. (the “Company”) will hold a Special Meeting of Shareholders on June 25, 2013 in Wilmington, Delaware (the “Meeting”).  This Special Meeting is being called because the ultimate parent company of Robeco Investment Management, Inc. (“Robeco”), the investment adviser of each of the Robeco Investment Funds, is expected to be sold, which would result in a change of control of Robeco.  While the proposed transaction would result in a change of control, we do not believe that it would have any material impact on Robeco’s investment philosophy, management approach, staffing or operations or on how Robeco manages each of the Robeco Investment Funds.

The proposed transaction (the “Transaction”) involves the sale of 90% plus one share of the outstanding shares of Robeco Groep N.V. (“Robeco Groep”) by its current parent company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (“Rabobank”), to ORIX Corporation (“ORIX”).  Following the Transaction, Robeco will remain a subsidiary of Robeco Groep.  Robeco Groep will be owned primarily by ORIX with Rabobank retaining only an interest of 10% minus one share in Robeco Groep.  ORIX is an integrated financial services group based in Tokyo, Japan.  With operations in 28 countries and regions worldwide, ORIX’s activities include corporate financial services, such as leases and loans, as well as automobile operations, rental operations, real estate, life insurance, banking and loan servicing.

The change of control caused by the Transaction will result in the termination of the existing advisory agreements between the Company, on behalf of each of the Robeco Investment Funds named above (each, a “Fund” and, collectively, the “Funds”), and Robeco.  For Robeco to continue as the Funds’ investment adviser following the closing of the Transaction, the Company is required to seek the approval by the shareholders of the Funds of a new advisory agreement between Robeco and the Company, on behalf of each Fund, that would take effect if the Transaction is completed.  The Company’s Board of Directors (the “Board of Directors”), whose primary responsibility is to you as shareholders, has evaluated the Transaction and believes that the Transaction will not be adverse to the Funds and Robeco.  The Board of Directors also believes that approving a new advisory agreement between Robeco and the Company, on behalf of each Fund, is in the best interests of the Funds and their shareholders.  Accordingly, the Board of Directors has unanimously voted to approve a new advisory agreement for the Funds and to recommend that the shareholders of each Fund also approve the new advisory agreement.

The enclosed proxy statement explains the following proposal that the Company’s Board of Directors is recommending that shareholders approve at the Meeting:

•                  A proposal to approve a new investment advisory agreement between the Company, on behalf of each Fund, and Robeco as a result of the Transaction.

Please note that the Transaction will not result in any change in the advisory fees paid by each Fund to Robeco and is not expected to result in any change in the services provided by Robeco to each Fund.  Also, the Funds will not bear any portion of the costs related to the Transaction.

Thank you for your investment in the Funds.  I encourage you to exercise your rights in governing the Funds by voting on the proposal.  The Board of Directors recommends that you vote FOR the proposal contained in the proxy statement.  Your vote is important.  Whether or not you expect to attend the Meeting, it is important that your shares be represented.  Your immediate response will help reduce the need for the Funds to conduct additional proxy solicitations.  Please review the proxy statement and then vote by Internet, telephone or mail as soon as possible.  If you vote by mail, please sign and return all of the proxy cards included in this package.

Sincerely,

Salvatore Faia
President

IMPORTANT INFORMATION

Q.                                    Why am I receiving this proxy statement?

A.                                    ORIX has agreed to purchase from Rabobank 90% plus one share of the issued and outstanding shares of Robeco Groep, Robeco’s parent company.  While Robeco would continue to be a subsidiary of Robeco Groep after the Transaction, the consummation of the Transaction will result in the change of ultimate control of Robeco.  Under federal securities law and the terms of the relevant advisory agreements, a change of control results in the termination of the current advisory agreements.  If Robeco is to continue to serve as investment adviser to a Fund following the Transaction, it is necessary for shareholders of the Fund to approve a new advisory agreement for the Fund.

Q.                                    Who is Robeco Groep and why is it being sold?

A.                                    Robeco Groep is one of the world’s oldest asset management organizations, having been founded in 1929.  Robeco Groep is based in Rotterdam, The Netherlands.  As of March 31, 2013, Robeco Groep, through its asset management businesses including Robeco, had approximately $[xxx] billion in assets under management.  Rabobank, which is selling the vast majority of its ownership stake in Robeco Groep, is a global bank based in Utrecht, The Netherlands.  Rabobank has stated that it is selling almost all of its interest in Robeco Groep in order to focus its operations on banking rather than asset management.  However, Rabobank would continue to own 10% minus one share of the issued and outstanding shares of Robeco Groep.  It is expected that Rabobank also would receive shares in ORIX equal to a maximum of approximately 2.5% of ORIX’s equity as a part of the purchase consideration for the interest in Robeco Groep that ORIX is acquiring.  No assurance can be given that Rabobank will permanently retain its interest in Robeco Groep or ORIX.

Q.                                    Who is ORIX and why are they acquiring almost all of Robeco Groep?

A.                                    ORIX is an integrated financial services group based in Tokyo, Japan, providing innovative value-added products and services to both corporate and retail customers.  With operations in 28 countries and regions worldwide, ORIX’s activities include corporate financial services, such as leases and loans, as well as automobile operations, rental operations, real estate, life insurance, banking and loan servicing.

ORIX has several different business lines operating in the U.S., including through its majority ownership of a U.S.-based investment bank (Houlihan Lokey) and its majority ownership of a U.S.-based investment manager focusing on alternative asset strategies (Mariner Investment Group).

ORIX has stated that it has been seeking to build its presence in the global asset management industry in recent years as part of its business model of combining finance with related services.  ORIX has indicated that the rationale for its acquisition of Robeco Groep includes the strength of Robeco Groep’s global brand, its diversified range of asset management businesses across asset classes and regions, the breadth of its global distribution network and its experienced investment teams.  ORIX is expected to use Robeco Groep as its global platform for growth in global asset management.

Q.                                    How would this affect my account with the Funds?

A.                                    The Transaction should not affect your account.  You can expect the same level of management expertise and quality shareholder service at the conclusion of the Transaction.  ORIX and Robeco Groep have indicated that they expect Robeco to continue to operate without any material changes in governance, people or business activities.  Robeco operates in the best interests of the Funds’ shareholders, and that focus on the Funds’ shareholders would continue.  There would be no change in the Funds’ or Robeco’s investment philosophy or management approach as a result of the Transaction.  The adoption of the proposal would not result in an increase in the rate of any Fund’s investment advisory fees, and the Funds will not bear any portion of the costs associated with the Transaction.

Q.                                    I have only a few shares — does my vote matter?

A.                                    Your vote is important.  If many shareholders choose not to vote, the Funds might not receive enough votes to reach a quorum to hold the Meeting.  If it appears that there will not be a quorum, the Funds would have to send additional mailings or otherwise solicit shareholders to try to obtain more votes.

Q.                                    What’s the deadline for submitting my vote?

A.                                    We encourage you to vote as soon as possible to make sure that each Fund receives enough votes to act on the proposal.  Unless you attend the meeting to vote in person, your vote (cast by Internet, telephone or paper proxy card as described below) must be received by The RBB Fund, Inc. by [9:00 a.m. Eastern Time] on June 25, 2013.

Q.                                    Who is eligible to vote?

A.                                    Any person who owned shares of a Fund on the “record date,” which was April 26, 2013 (even if that person has since sold those shares).

Q.                                    How can I vote?

A.                                    You may vote in any of four ways:

•                  Through the Internet.  Please follow the instructions on your proxy card.

•                  By telephone, with a toll-free call to the phone number indicated on the proxy card.

•                  By mailing in your proxy card.

•                  In person at the Meeting in Wilmington, Delaware on June 25, 2013.

We encourage you to vote via the Internet or telephone using the control number on your proxy card and following the simple instructions because these methods result in the most efficient means of transmitting your vote and reduce the need for the Funds to conduct telephone solicitations and/or follow up mailings.  If you would like to change your previous vote, you may vote again using any of the methods described above.

Q.                                    How should I sign the proxy card?

A.                                    You should sign your name exactly as it appears on the proxy card.  Unless you have instructed us otherwise, either owner of a joint account may sign the card, but again, the owner must sign the name exactly as it appears on the card.  The proxy card for accounts of which the signer is not the owner should be signed in a way that indicates the signer’s authority—for example, “Mary Smith, Custodian.”

Robeco Investment Funds

Robeco Boston Partners Small Cap Value Fund II

Robeco Boston Partners All-Cap Value Fund

Robeco Boston Partners Long/Short Equity Fund

Robeco Boston Partners Long/Short Research Fund

Robeco WPG Small/Micro Cap Value Fund

Robeco Boston Partners Global Equity Fund

Robeco Boston Partners International Equity Fund

(Investment Portfolios of The RBB Fund, Inc.)

103 Bellevue Parkway, 4th Floor
Wilmington, Delaware 19809

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held June 25, 2013

The RBB Fund, Inc. will host a Special Meeting of Shareholders of the Robeco Investment Funds on June 25, 2013 at the Bellevue Corporate Center, 301 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809, at [10:00 a.m.] Eastern Time (the “Meeting”).  This Special Meeting of the Robeco Investment Funds is being held so that shareholders can consider the following:

1.               A proposal to approve a new advisory agreement between The RBB Fund, Inc., on behalf of the Robeco Investment Funds (each, a “Fund” and, collectively, the “Funds”), and Robeco Investment Management, Inc., each Fund’s current investment adviser (“Robeco”), as a result of a proposed transaction involving the sale of Robeco’s parent company; and

2.               Any other business that may properly come before the Special Meeting.

The new advisory agreement would take effect only if the proposed sale of Robeco’s parent company is consummated.

THE BOARD OF DIRECTORS OF THE RBB FUND, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.  APPROVAL OF THE NEW ADVISORY AGREEMENT IS BEING PROPOSED BECAUSE THE CONSUMMATION OF THE PROPOSED SALE OF ROBECO’S PARENT COMPANY WILL RESULT IN THE TERMINATION OF THE EXISTING ADVISORY AGREEMENTS BETWEEN THE RBB FUND, INC. AND ROBECO.  APPROVAL OF THE PROPOSAL WILL NOT RESULT IN AN INCREASE IN ANY FUND’S ADVISORY FEE RATE.

Shareholders of record of each Fund at the close of business on the record date, April 26, 2013, are entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof.  The Notice of Special Meeting of Shareholders, proxy statement and proxy card is being mailed on or about May [15], 2013 to such shareholders of record.

By Order of the Board of Directors,

Salvatore Faia

President

Wilmington, Delaware

May [15], 2013

YOUR VOTE IS IMPORTANT

You can vote easily and quickly over the Internet, by toll-free telephone call, or by mail.  Just follow the simple instructions that appear on your proxy card.  Please help your Fund reduce the need to conduct telephone solicitation and/or follow-up mailings by voting today.

Robeco Investment Funds

Robeco Boston Partners Small Cap Value Fund II

Robeco Boston Partners All-Cap Value Fund

Robeco Boston Partners Long/Short Equity Fund

Robeco Boston Partners Long/Short Research Fund

Robeco WPG Small/Micro Cap Value Fund

Robeco Boston Partners Global Equity Fund

Robeco Boston Partners International Equity Fund

(Investment Portfolios of The RBB Fund, Inc.)

PROXY STATEMENT

103 Bellevue Parkway, 4th Floor
Wilmington, Delaware 19809

SPECIAL MEETING OF SHAREHOLDERS

June 25, 2013

Introduction

This proxy statement is being provided to you on behalf of the Board of Directors of The RBB Fund, Inc. (the “Company”) in connection with the solicitation of proxies to be used at a Special Meeting of Shareholders (the “Meeting”) of the Robeco Investment Funds.  The following table identifies the proposal set forth in this proxy statement and indicates which Robeco Investment Funds (each a “Fund” and, collectively, the “Funds”) are affected by the proposal and whether such Funds vote separately or together on such proposal.

Proposal Number	Proposal Description	Funds
1	Approval of new advisory agreement for the Funds	All Funds (voting separately)

You will find this proxy statement divided into three parts:

Part 1                                                                Provides details on the proposal to approve new advisory agreements (see page [xx])

Part 2                                                                Provides information about ownership of shares of each Fund (see page [xx])

Part 3                                                                Provides information on proxy voting and the operation of the Meeting (see page [xx])

Please read the proxy statement before voting on the proposal.  Please call toll-free at [xxx-xxx-xxxx] if you have any questions about the proxy statement, or if you would like additional information.

We anticipate that the Notice of Special Meeting of Shareholders, this proxy statement and the proxy card (collectively, the “proxy materials”) will be mailed to shareholders beginning on or about May [15], 2013.

Annual and Semi-Annual Reports.  The Funds’ most recent annual and semi-annual reports to shareholders are available at no cost.  You may obtain a copy of a report through Robeco’s website at www.robecoinvest.com.  You may also request a report by calling toll-free at (888) 261-4073.

Important Notice Regarding the Availability of Materials

for the Shareholder Meeting to be Held on June 25, 2013

The proxy statement for the Meeting is available at [https://www.                              .com]

PART 1

DESCRIPTION OF PROPOSAL

APPROVAL OF A NEW ADVISORY AGREEMENT
(each Fund voting separately)

Introduction

The Meeting is being called to consider a proposal necessitated by the proposed transaction (the “Transaction”) involving the planned sale of 90% plus one share of the issued and outstanding shares of Robeco Groep N.V. (“Robeco Groep”) by Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (“Rabobank”) to ORIX Corporation (“ORIX”).  Robeco Groep is the parent company of Robeco Investment Management, Inc. (“Robeco”), which serves as the investment adviser to each Fund.  Because the consummation of the Transaction will result in Robeco Groep having a new controlling shareholder, it would result in a change of control of both Robeco Groep and Robeco and the automatic termination of the existing advisory agreements between the Company, on behalf of each of the Funds, and Robeco.  If the proposal regarding the approval of a new advisory agreement is adopted by the Funds, Robeco would continue to serve as the investment adviser to each Fund following the consummation of the Transaction.  The Transaction is not expected to have any material impact on Robeco’s investment philosophy, management approach, staffing or operations or on how Robeco manages each Fund.

The form of the new advisory agreement is attached hereto as Exhibit A.  The terms of the new advisory agreement are substantially similar to the terms of each Fund’s current advisory agreement with respect to services provided by Robeco and are identical with respect to the advisory fees.  The material terms of the new advisory agreement and current advisory agreements are compared below in “Terms of the Existing and New Advisory Agreements.”

Your approval of the new advisory agreements would not result in any change in any of the Funds’ advisory fee rates.

Information About Robeco

Robeco is a registered investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Robeco is located at 909 Third Avenue, 32nd Floor, New York, New York, 10022 and provides investment management and advisory services to other institutional and proprietary accounts.  As described above, Robeco is a wholly-owned indirect subsidiary of Robeco Groep, a Dutch investment management firm which was founded in 1929 and is headquartered in Rotterdam, The Netherlands.  Robeco (including through its predecessor firms) has served as each Fund’s investment adviser since each Fund’s inception.

The Transaction

ORIX and Rabobank have announced that they have entered into a Sale and Purchase Agreement dated February 19, 2013 in which ORIX has agreed to acquire 90% plus one share of the equity in Robeco Groep from Rabobank.  Rabobank would retain an interest of 10% minus one share in Robeco Groep.  ORIX is expected to issue ORIX treasury stock to Rabobank as part of the acquisition price to be paid, which would result in Rabobank becoming a minority shareholder of ORIX.  In addition, ORIX and Rabobank have agreed that Robeco Groep’s banking activities, which are based only in the Netherlands, would be transferred to Rabobank with Robeco Groep retaining responsibility for its client service.  Closing of the Transaction is subject to legal and regulatory approvals, which are expected to be completed at the beginning of the second half of 2013.  No assurance can be given that Rabobank will permanently retain its interest in Robeco Groep or ORIX.

Information Concerning ORIX

The following information, which has been derived from ORIX’s public statements, regulatory filings and similar sources, is intended to give shareholders of the Funds background information concerning ORIX and its various businesses.

ORIX is an integrated financial services group based in Tokyo, Japan, providing innovative value-added products and services to both corporate and retail customers.  With operations in 28 countries and regions worldwide, ORIX’s activities include corporate financial services, such as leases and loans, as well as automobile operations, rental operations, real estate, life insurance, banking and loan servicing.

ORIX is a joint stock corporation (kabushiki kaisha) formed under Japanese law with its principal place of business at World Trade Center Building, 2-4-1, Hamamatsu-cho, Minato-ku, Tokyo 105-6135, Japan.  ORIX was established on April 17, 1964 in Osaka, Japan as Orient Leasing Co., Ltd. by three trading companies and five banks that included Nichimen Corporation, Nissho Corporation and Iwai Corporation (presently Sojitz Corporation), the Sanwa Bank, Toyo Trust & Banking (presently Mitsubishi UFJ Financial Group), the Industrial Bank of Japan and Nippon Kangyo Bank (presently Mizuho Financial Group, Inc.), and the Bank of Kobe (presently Sumitomo Mitsui Financial Group Inc.).  While ORIX maintains business relationships with these companies, they now hold only a limited number of ORIX shares in the aggregate.

ORIX’s initial development occurred during the period of sustained economic growth in Japan during the 1960s and the early 1970s.  ORIX capitalized on the growing demand in this period by expanding its portfolio of leasing assets.  It was also during this time that ORIX’s marketing strategy shifted from a focus on using the established networks of the trading companies and other initial shareholders to one that concentrated on independent marketing as the number of ORIX branches expanded.  In April 1970, ORIX listed its shares on the second section of the Osaka Securities Exchange.  Since February 1973, ORIX’s shares have been listed on the first sections of the Tokyo Stock Exchange and the Osaka Securities Exchange.  ORIX shares also trade publicly on the New York Stock Exchange in the form of American Depositary Receipts (ADRs).

ORIX today has six business segments: Corporate Financial Services (lending, leasing and the commission business for the sale of financial products); Maintenance Leasing (auto leasing and rentals, car sharing, and leasing and rental of precision measuring equipment and IT-related equipment); Real Estate (real estate development, rental and financing; facility operation; REIT asset management; and real estate investment advisory services); Investment and Operations (loan servicing, environment and energy-related business, and principal investment); Retail (life insurance, banking and card loan business); and Overseas Business (leasing, lending, investment in bonds, investment banking, and ship- and aircraft-related operations in the United States, Asia, Oceania and Europe).  ORIX derives approximately 80 percent of its revenues from activities in Japan and the remainder from activities around the world.  ORIX has offices in 28 countries and regions, including the United States.  Overall, ORIX and its related companies have 18,647 employees (as of September 2012), with approximately 2,480 of those employees, including through majority-owned subsidiaries, based in the United States.

ORIX has acquired several businesses in the United States over the past decade, including the majority ownership of three businesses acquired since 2006.  In January 2006, ORIX entered the investment banking field in the United States with the acquisition of Houlihan Lokey Inc.  In May 2010, ORIX acquired RED Capital Group, a U.S.-based company that provides financing for multi-family, senior living and healthcare-related real estate development projects in the United States.  In December 2010, ORIX acquired Mariner Investment Group LLC, a leading independent SEC-registered hedge fund manager.

Terms of the Sale and Purchase Agreement

The following is a summary of the terms of the Transaction considered relevant to the Funds:

Pursuant to the sale and purchase agreement executed between ORIX and Rabobank as of February 19, 2013 (the “Agreement”), ORIX would acquire from Rabobank 4,084,023 shares of Robeco

Groep (the “Shares”), which represent 90% plus one share of the total number of issued shares of Robeco Groep held by Rabobank, and Robeco Groep would become a consolidated subsidiary of ORIX.

The total acquisition amount of the Shares (the “Total Share Amount”) was calculated to be approximately 1.935 billion euro as of February 19, 2013, which is the date of execution of the Agreement (approximately $2.6 billion at then-current exchange rates).  However, such amount is subject to adjustment depending on a variety of factors, including the financial condition of Robeco Groep as of the end of the month immediately preceding the month in which the date of transfer of the Shares falls.  ORIX is expected to issue to Rabobank treasury shares to pay a portion of the purchase price (up to a maximum of 150 million euro).  Payment of the Total Share Amount other than the amount paid in treasury shares would be made in cash.

The Transaction is expected to close as early as July 1, 2013, provided that a number of conditions set forth in the Agreement are satisfied or waived.  The closing conditions include, among other things, obtaining certain foreign and domestic regulatory approvals, consents, licenses and permits.  The closing of the Transaction is also subject to applicable legal and regulatory approval including the clearance required under the competition laws in the United States.

The Agreement does not contemplate any change in management of Robeco or any Fund’s portfolio manager(s) or portfolio management team.  After consummation of the Transaction, and assuming shareholder approval of the new advisory agreement, Robeco would continue to serve as each Fund’s investment adviser.

It is expected that, following the Transaction, Robeco would remain an indirect subsidiary of Robeco Groep.

Transaction Not Expected to Adversely Affect Robeco or the Funds

It is anticipated that the Transaction and Robeco’s affiliation with ORIX would not result in any change in the services provided by Robeco to the Funds.  It is further anticipated that the Transaction and Robeco’s affiliation with ORIX would not diminish in any way Robeco’s ability to continue to provide a high level of service to the Funds going forward.  In particular, the Transaction is not expected to result in any material changes in the manner in which Robeco would render advisory services to the Funds or the composition of the senior management or personnel providing services to the Funds (although the Transaction is not conditioned upon the continued employment of any Robeco personnel, and there can be no assurance that any particular Robeco employee will continue his or her employment with Robeco or its affiliates).  The Agreement does not contemplate any changes in the management or operations of Robeco relating to the Funds, or in the management or operations of the other service providers to the Funds, other than changes in the ordinary course of business.  Further, the Board of Directors of the Company would not change as a result of the Transaction.  Robeco would remain headquartered in New York, New York following the consummation of the Transaction.  Shareholders should expect the same quality of services to which they have become accustomed.

Impact of the Transaction on the Funds’ Advisory Agreements and Summary of the Proposal

Shareholders of each Fund are being asked to approve a proposed new advisory agreement with Robeco.  The consummation of the Transaction would constitute an “assignment” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of each Fund’s current advisory agreement with Robeco (each, an “existing advisory agreement”).  As required by the Investment Company Act, each existing advisory agreement provides for its automatic termination in the event of an assignment.  Accordingly, the existing advisory agreements will terminate upon the consummation of the Transaction, and the new advisory agreement is necessary if Robeco is to continue to manage the Funds.

Factors Considered by the Directors and their Recommendation

At a special in-person meeting of the Board of Directors of the Company held on April 15, 2013, the Directors, including all of those Directors who are not “interested persons” of the Company as defined in the Investment Company Act (the “Independent Directors”), unanimously voted to approve the new investment advisory agreement for each Fund and to recommend that the shareholders of each Fund vote FOR the approval of the new investment advisory agreement with Robeco, effective upon the consummation of the Transaction.

In reaching its decision to approve the new advisory agreement, the Directors, with the assistance of independent counsel, considered their legal responsibilities with regard to all factors deemed to be relevant to the Funds, including, but not limited to the following: (1) the quality of services provided to the Funds; (2) the performance of the Funds; (3) the fact that the Transaction is not expected to affect the manner in which the Funds are advised; (4) the fact that the current portfolio management teams will continue to manage the Funds; (5) the fact that the fee structures under the new advisory agreement would be identical to the fee structures under the existing advisory agreements; and (6) other factors deemed relevant.

The Directors also evaluated the new advisory agreement in light of all the materials provided prior to and during the meeting and at other meetings throughout the past year, the presentations made during the meeting, and the discussions held during the meeting.  The Directors reviewed these materials with management of Robeco and independent counsel to the Directors.  The Independent Directors also discussed the new advisory agreement with counsel in an executive session, at which no representatives of Robeco were present.  The Directors considered whether the new advisory agreement would be in the best interests of each Fund and its shareholders and the overall fairness of the new advisory agreement.  Among other things, the Directors reviewed information concerning: (1) the nature, extent and quality of the services provided by Robeco; (2) the Funds’ investment performance; (3) the cost of the services provided and the profits realized by Robeco and its affiliates from their relationship with the Funds; (4) the extent to which economies of scale have been or will be realized as the Funds grow; and (5) the extent to which fee levels reflect the economies of scale, if any, for the benefit of the Funds’ shareholders.  In their deliberations, the Directors did not rank the importance of any particular piece of information or factor considered, and it is presumed that each Director attributed different weights to the various factors.

Nature, Extent and Quality of Services Provided to the Funds.  The Directors evaluated the nature, extent and quality of the services that Robeco would provide under the new advisory agreement, which are the same services that Robeco provides under the existing advisory agreements, on the basis of the functions that Robeco performs, and the quality and stability of the staff committed to those functions, Robeco’s favorable compliance record and financial condition and its background and history in providing services to the Fund under the existing advisory agreements.  The Directors also considered the fact that Robeco has not experienced any significant legal, compliance or regulatory difficulties.  Based on the information provided and the Directors’ prior experience with Robeco, the Directors concluded that the nature and extent of the services that Robeco will provide under the new advisory agreement, as well as the quality of those services, would be satisfactory.

In this regard, the Directors considered representations by Robeco that Robeco Groeop’s ownership by ORIX as contemplated by the Transaction would not lead to a reduction in the quality or scope of services provided to the Funds.  The Directors took into account that there will be no changes (including changes to the fee structure) that will adversely impact Robeco’s ability to provide the same quality of services as were provided in the past; the new advisory agreement is substantially similar to the existing advisory agreements; the principals of Robeco would remain the same following the change in control; Robeco would be sufficiently capitalized following the Transaction to continue its operations; there are no material litigation, or regulatory, or administrative proceedings pending against Robeco or its principal executive officers related to services that Robeco provides to the Funds alleging violations of securities or related laws, fraudulent conduct, breach of fiduciary duty, or similar violations; there are no pending regulatory inquiries by the SEC or other regulators involving Robeco related to services that Robeco provides to the Funds; there are no material compliance issues or material changes to compliance policies and procedures since the approval of the existing advisory agreement; the Funds would not bear any expenses related to the Transaction, including expenses related to the proxy statement, and any costs of indemnifying its officers, directors or agents with respect to the costs of any litigation or regulatory action arising in connection with the Transaction; and there are no planned fee increases for the Funds over the next two years.

Section 15(f) of the Investment Company Act.  The Directors also considered whether the arrangements between Robeco and the Funds comply with the conditions of Section 15(f) of the Investment Company Act.  Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met.  First, for a period of three years after closing of the transaction, at least 75% of the board members of the Company cannot be “interested persons” (as defined in the Investment Company Act) of the investment adviser or predecessor adviser.  Second, an “unfair burden” must not be imposed upon a Fund as a result of the transaction or any express or implied terms, conditions or understandings applicable thereto.  The term “unfair burden” is defined in Section 15(f) to include any arrangement during the two-year period after the closing of the transaction whereby the investment adviser (or predecessor or successor adviser) or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from a Fund or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of a Fund (other than bona fide ordinary compensation as principal underwriter for the Fund).

Consistent with the first condition of Section 15(f), Robeco has represented it is not aware of any current plans to reconstitute the Board of Directors of the Company following the Transaction.  Thus, at least 75% of the Directors would not be “interested persons” (as defined in the Investment Company Act) of Robeco for a period of three years after closing of the Transaction and would be in compliance with this provision of Section 15(f).  With respect to the second condition of Section 15(f), Robeco has represented that the Transaction will not have an economic impact on Robeco’s ability to provide services to the Fund and no fee increases are contemplated.  Thus, Proposed Transaction will not result in an “unfair burden” (as defined in Section 15(f)) during the two-year period following the closing of the Proposed Transaction.  Robeco has represented that neither Robeco nor any interested person of Robeco will receive any compensation from the Funds or their shareholders, except as permitted pursuant to Section 15(f).

Costs of Services Provided and Profits Realized by Robeco.  The Directors examined the fee and expense information for each Fund, including a comparison of such information to other similarly situated mutual funds as determined by Lipper Inc. (“Lipper”).  The Directors also examined the total expense ratio of the Funds relative to the other mutual funds in its Lipper category.

In this regard, the Directors noted that the total expenses and advisory fees, after fee waivers, of the Robeco Boston Partners All-Cap Value Fund, the Robeco Boston Partners International Equity Fund and the Robeco Boston Partners Global Equity Fund were lower than the median fees of their respective Lipper peer groups.  The Directors also noted that the contractual advisory fees of the Robeco WPG Small/Micro Cap Value Fund and the Robeco Boston Partners Small Cap Value Fund II equaled the median for their respective Lipper peer groups. In connection with the Robeco Boston Partners Long/Short Equity Fund and the Robeco Boston Partners Long/Short Research Fund, whose expense structures were higher than their respective Lipper peer groups, the Directors considered management differences between the Funds and some of the funds in their Lipper peer groups and the costs of operating two separate investment portfolios. With respect to all of the Funds, the Directors noted that Robeco had contractually agreed to waive management fees and reimburse expenses through December 31, 2013 to limit total annual operating expenses to agreed upon levels for each Fund.  The Directors also noted Robeco had orally indicated that it had no current plans to discontinue the waiver arrangements.

Based on the information provided, the Directors concluded that the amount of advisory fees that the Funds currently pay, and will pay under the new advisory agreement, to Robeco are reasonable in light of the nature and quality of the services provided.

Investment Performance of the Funds.  The Directors reviewed information prepared by Lipper as of February 28, 2013 concerning each Fund’s investment performance, both absolutely as well as compared to other funds in the Fund’s peer group.  The Directors also considered Robeco’s quarterly portfolio reviews explaining the Funds’ performance and the investment strategies it employs for the Funds.  After considering all of the information, the Directors concluded that, although past performance is not a guarantee of future results, the Funds and their shareholders were likely to benefit from Robeco’s continued investment management services.

Economies of Scale and Fee Levels Reflecting Those Economies.  In considering the overall fairness of the new advisory agreement, the Directors assessed the degree to which economies of scale that would be expected to be realized if a Fund’s assets increase as well as the extent to which fee levels would reflect those economies of scale for the benefit of the Fund’s shareholders.  The Directors determined that the fee schedules in the new advisory agreement are reasonable and appropriate.

Other Benefits to Robeco.  In addition to the above factors, the Directors also discussed other benefits received by Robeco from its management of the Fund, including, without limitation, possible soft dollar benefits and the ability to market its advisory services for similar products in the future.

The Directors also considered that, if shareholders approve the new advisory agreement, the Directors will continue to conduct a formal annual contracts review and renewal process consistent with the process it would have conducted had the existing advisory agreements continued in effect and not been replaced by the new advisory agreement.  The Directors noted that they would be able to, and intended to, monitor on a regular basis the ability of Robeco and its affiliates to comply with their undertakings to the Board and to monitor on an ongoing basis the quality of services to, and expenses of, the Funds.  In addition, the Directors considered that, under the new advisory agreement, the Board of Directors will continue to have the authority, should the need arise in its view, to terminate the new advisory agreement without penalty upon 60 days’ notice.

Based on all of the information presented to and considered by the Directors and the conclusions that it reached, the Directors approved the new advisory agreement on the basis that its terms and conditions are fair to, and in the best interests of, the Funds and their shareholders.

Based on all of the foregoing, the Directors recommend that shareholders of each Fund vote FOR the approval of the new advisory agreement.

If the shareholders of a particular Fund do not approve the new advisory agreement with respect to that Fund and the Transaction is consummated, the Directors would consider what further action to take consistent with their fiduciary duties to that Fund.  Such action would initially include operating pursuant to the interim investment advisory agreements that were approved by the Board of Directors of the Company at the special in-person meeting held on April 15, 2013.  Each interim advisory agreement provides that, during an interim period, and until shareholder approval of a new advisory agreement, Robeco will continue to act as investment adviser to the Fund on substantially the same terms and with the identical fee structure as the existing advisory agreement with respect to that Fund.  The interim advisory agreements would be effective for up to 150 days following the date of the consummation of the Transaction.  Thereafter, the Directors would either negotiate a new advisory agreement with an advisory organization selected by the Directors or make other appropriate arrangements.  In the event the Transaction is not consummated, Robeco would continue to serve as investment adviser of the Funds pursuant to the terms of the existing advisory agreements.

Terms of the Existing and New Advisory Agreements

A copy of the new advisory agreement is attached hereto as Exhibit A.  The following description is only a summary; however, all material terms of the new advisory agreement have been included in this summary.  You should refer to Exhibit A for the new advisory agreement, and the description set forth in this proxy statement of the new advisory agreement is qualified in its entirety by reference to Exhibit A.  While each Fund currently has its own separate investment advisory agreement, the new investment advisory agreement will be with respect to all of the Funds.  However, the investment advisory services to be provided by Robeco to each Fund under the new advisory agreement and the fee structure with respect to each Fund are identical to the services currently provided by Robeco and the fee structure under the existing advisory agreements.  The contractual rates of the advisory fee payable by each Fund to Robeco, and the actual advisory fee rates paid to Robeco by each Fund for the fiscal year ended August 31, 2012, is set forth in Exhibit B.  The date on which each existing advisory agreement was most recently submitted to shareholders for approval and the purpose for such submission is also set forth in Exhibit B.

Advisory Services.  Both the new advisory agreement and existing advisory agreements state that, subject to the supervision of the Board of Directors of the Company, Robeco will provide for the overall management of each Fund including (i) the provision of a continuous investment program for the Funds, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds, (ii) the determination from time to time of the securities and other investments to be purchased, retained or sold for the Funds, and (iii) the placement from time to time of orders for all purchases and sales made for the Funds.  In both the new advisory agreement and existing advisory agreements, Robeco further agrees that it will render to the Company’s Board of Directors such periodic and special reports regarding the performance of its duties as the Board may reasonably request and will provide to the Company (or its agents and service providers) prompt and accurate data with respect to the Funds’ transactions and, where not otherwise available, the daily valuation of securities in the Funds.

Brokerage.  Both the new advisory agreement and the existing advisory agreements provide that (i) Robeco, subject to its obligation to obtain best price and execution, shall have full discretion to select brokers or dealers to effect the purchase and sale of securities, (ii) in selecting brokers or dealers to execute orders for the purchase and sale of securities, Robeco is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Funds directly or indirectly, and (iii) without limiting the generality of the foregoing, Robeco is authorized to cause the Funds to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Funds or who otherwise provide brokerage and research services utilized by Robeco, provided that Robeco determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or Robeco’s overall responsibilities with respect to accounts as to which Robeco exercises investment discretion.

Management Fees.  Both the new advisory agreement and existing advisory agreements contain identical fee structures with respect to each Fund based on each Fund’s average daily net assets.

Duration and Termination.  The existing advisory agreements provide that they will continue in effect until August 16, 2013, the new advisory agreement provides that it will continue in effect until August 16, 2014, and both the new advisory agreement and the existing advisory agreements provide that they shall continue in effect for successive annual periods ending on August 16, subject to annual approval as required by the Investment Company Act.  Both the new advisory agreement and the existing advisory agreements may be terminated at any time, on sixty (60) days prior written notice, by the Company (by vote of the Company’s Board of Directors or by vote of a majority of the outstanding voting securities of the Fund) without the payment of a penalty, or by Robeco at any time, without the payment of a penalty, upon sixty (60) days prior written notice.

Payment of Expenses.  Both the new advisory agreement and the existing advisory agreements provide that Robeco will pay all expenses incurred by it in connection with its activities under the Agreement, that the Funds shall bear all of their own expenses not specifically assumed by Robeco, and that general expenses of the Company not readily identifiable as belonging to a Fund or another investment portfolio of the Company shall be allocated among all the investment portfolios of the Company in such a manner as the Company’s Board of Directors determines to be fair and equitable.

Limitation on Liability and Indemnification.  Both the new advisory agreement and the existing advisory agreements provide that Robeco shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which the particular agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Robeco in the performance of its duties or from reckless disregard by it of its obligations and duties under the particular agreement (“disabling conduct”).  Both the new advisory agreement and the existing advisory agreements provide that the Funds will indemnify Robeco against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by Robeco.

Additional Information Pertaining to Robeco

The following table sets forth the name, position and principal occupation of each chief executive officer and each director of Robeco as of [May 1, 2013].  Each individual’s address is c/o Robeco Investment Management, Inc., 909 Third Avenue, New York, New York 10022.

Name	Principal Occupation Robeco

Mark E. Donovan	Senior Managing Director, Co-Chief Executive Officer

Joseph F. Feeney, Jr.	Senior Managing Director, Co-Chief Executive Officer

William G. Butterly, III	Senior Managing Director, Chief Operating Officer, General Counsel, Chief Compliance Officer & Secretary

Matthew J. Davis	Senior Managing Director, Treasurer & Chief Financial Officer

Paul F. Healey	Senior Managing Director & Director of Sales, Marketing & Client Service

Roderick Munsters	Director

Leni M. Boeren	Director

Martin Mlynár	Director

Michiel Prinsze	Director

There were no brokerage commissions paid by the Funds to affiliated brokers of Robeco for the fiscal year ended August 31, 2012.

Required Vote

As provided under the Investment Company Act, approval of the new advisory agreement will require the vote of a majority of the outstanding voting securities of the applicable Fund.  In accordance with the Investment Company Act, a “majority of the outstanding voting securities” of a Fund means the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.  Each Fund will vote separately, and all the shareholders of a Fund will vote together as a single class.

FOR THE REASONS SET FORTH ABOVE, THE DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF EACH FUND VOTE IN FAVOR OF THE NEW ADVISORY AGREEMENT WITH ROBECO.

PART 2

INFORMATION ABOUT OWNERSHIP OF SHARES OF EACH FUND

Outstanding Shares

Only shareholders of record at the close of business on April 26, 2013, will be entitled to notice of, and to vote at, the Meeting.  On the April 26, 2013, the following shares of each class of the Funds were outstanding and entitled to vote:

Shares outstanding and
Fund	entitled to vote
Robeco Boston Partners Small Cap Value Fund II
Investor Class
Institutional Class
Robeco Boston Partners All-Cap Value Fund
Investor Class
Institutional Class
Robeco Boston Partners Long/Short Equity Fund
Investor Class
Institutional Class
Robeco Boston Partners Long/Short Research Fund
Investor Class
Institutional Class
Robeco WPG Small Cap/Micro Cap Value Fund
Institutional Class
Robeco Boston Partners Global Equity Fund
Institutional Class
Robeco Boston Partners International Equity Fund
Institutional Class

PART 3

INFORMATION ON PROXY VOTING AND THE MEETING

Who is Eligible To Vote

Shareholders of record of a Fund as of the close of business on April 26, 2013 (the “record date”) are entitled to vote on all of that Fund’s business at the Meeting and any adjournments thereof.  Each whole share is entitled to one vote on each matter on which it is entitled to vote, and each fractional share is entitled to a proportionate fractional vote.  Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to the shareholder’s instructions.  If you sign a proxy, but do not fill in a vote, your shares will be voted to approve the proposal.  If any other business comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

Proposals by Shareholders

The Company does not intend to hold meetings of shareholders except to the extent that such meetings may be required under the Investment Company Act or state law.  Under the Company’s By-Laws, shareholders owning in the aggregate 10% of the outstanding shares of all classes of the Company have the right to call a meeting of shareholders to consider the removal of one or more Directors.  Shareholders who wish to submit proposals for inclusion in the proxy statement for a subsequent shareholder meeting should submit their written proposals to the Company at its principal office within a reasonable time before such meeting.  The timely submission of a proposal does not guarantee its consideration at the meeting.

Proxies, Quorum and Voting at the Meeting

Shareholders may use the proxy card provided if they are unable to attend the Meeting in person or wish to have their shares voted by a proxy even if they do attend the Meeting.  Any shareholder that has given a proxy to someone has the power to revoke that proxy at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the secretary of the Company.  In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw a previously submitted proxy and vote in person.  To obtain directions on how to attend the Meeting and vote in person, [please call [xxx-xxx-xxxx]].

All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained in the proxies.  If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the proposal described herein and will use their best judgment to vote on such other business as may properly come before the Meeting or any adjournment thereof.  The Funds may also arrange to have votes recorded by telephone, the Internet or other electronic means.

Telephonic Voting. Shareholders may call the toll-free phone number indicated on their proxy card to vote their shares.  Shareholders will need to enter the control number set forth on their proxy card and then will be prompted to answer a series of simple questions.  The telephonic procedures are designed to authenticate a shareholder’s identity, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Internet Voting. Shareholders may submit an “electronic” proxy over the Internet in lieu of returning an executed proxy card.  In order to use this voting feature, shareholders should go to the website indicated on the shareholder’s proxy card and enter the control number set forth on the proxy card.  Shareholders will be prompted to follow a simple set of instructions which will appear on the website.

Quorum.  The presence in person or by proxy of the holders of one-third of the shares of a Fund entitled to vote shall constitute a quorum for the transaction of business with respect to such Fund at the Meeting.  For purposes of determining the presence of a quorum, abstentions, broker “non-votes” or withheld votes will be counted as present.  Abstentions will have the effect of a “no” vote for purposes of obtaining the requisite approval of the proposal.  Broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve a proposal are not received, the Company expects the chairman of the Meeting to adjourn the Meeting (from time to time in his or her discretion) in order to solicit additional proxies.  A shareholder vote may be taken on one or more proposals prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.  Such vote will be considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

As provided under the Investment Company Act, approval of the proposed investment advisory agreement with respect to a Fund will require the vote of a majority of the outstanding voting securities of that Fund.  In accordance with the Investment Company Act, a “majority of the outstanding voting securities” of a Fund means the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.

Method of Solicitation and Expenses

Your vote is being solicited by the Board of Directors of the Company.  The cost of soliciting proxies, including the costs related to the printing, mailing and tabulation of proxies and the fees of the proxy soliciting agent, will be borne by Robeco, ORIX and/or their affiliates.  The Company has engaged D.F. King & Co., Inc. (“D.F. King”), a professional proxy solicitation firm, to serve as the proxy soliciting and tabulation agent for the Meeting and estimates D.F. King’s fees to be approximately $[xx].  Those fees do not reflect the costs associated with printing and mailing of the proxy materials and the costs associated with reimbursing brokerage firms and other financial intermediaries for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.  The Company expects that the solicitation will be primarily by mail, but may also include telephone, [facsimile,] electronic or other means of communication.  If the Company does not receive your proxy by a certain time, you may receive a telephone call from the proxy soliciting agent asking you to vote.  The Funds do not reimburse Directors and officers of the Company, or regular employees and agents of Robeco, for any involvement in the solicitation of proxies.

The Company will not bear any expenses in connection with the Transaction, including any costs of soliciting shareholder approval.  All such expenses will be borne by Robeco, ORIX and/or their affiliates.

Voting by Robeco

Robeco intends to vote shares it owns and/or has the power to vote in the same proportion (for and against) the proposals described herein as those cast by other shareholders for and against these proposals, except in the case of Funds where Robeco owns 25% or more of a Fund’s outstanding shares.  In the case of Funds where Robeco owns 25% or more of the Fund’s outstanding shares as of the record date, Robeco intends to vote those shares in favor of the proposal as Robeco may already be deemed to control those Funds because of the size of its ownership interest.

Ownership of the Funds

As of the record date, the Directors and officers as a group owned less than 1% of the outstanding shares of each Fund or any class of the Funds.  Each person that, to the knowledge of the Funds, owned beneficially or of record 5% or more of the outstanding shares of any of the Funds as of the record date is listed in Exhibit C to this proxy statement.

Procedures for Shareholder Communications with the Board

The Company’s Board of Directors will receive and review written correspondence from shareholders.  Shareholders may address correspondence to individual Directors or to the full Board at the Company’s principal business address.  Except with respect to routine operational matters as described below, the Board or an individual Director will respond to shareholder correspondence in a manner that the Board or Director deems appropriate given the subject matter of the particular correspondence.

The Company maintains copies of all correspondence addressed to individual Directors or the Board.  Copies of all such correspondence are forwarded promptly to an individual Director or the Board, as applicable.  The Company responds to any correspondence in the nature of routine operational matters, such as routine account inquiries, on a timely basis, notwithstanding that the correspondence is addressed to an individual Director or the Board, and communicates such response to the Board or Director to whom the correspondence was addressed.

Other Business

While the Meeting has been called to transact any business that may properly come before it, the only matters that the Directors intend to present are those matters stated in the attached Notice of Special Meeting of Shareholders.  However, if any additional matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

May [15], 2013

EXHIBIT A

FORM OF PROPOSED INVESTMENT ADVISORY AGREEMENT

[TO BE INSERTED]

EXHIBIT B

INVESTMENT ADVISORY FEES

	Contractual Advisory Fee (as a percentage of average daily net assets)	Advisory Fee Rate Paid to Robeco (after waivers and reimbursements and/or recoupment, if any) for the Fiscal Year Ended August 31, 2012	Most Recent Date of Shareholder Approval of Existing Advisory Agreement and Purpose of Submission to Shareholders
Robeco Boston Partners Small Cap Value Fund II	1.00%	0.94%	October 25, 2002, acquisition of adviser by Robeco USA, Inc., a subsidiary of Robeco Groep
Robeco Boston Partners All-Cap Value Fund	0.80%	0.47%	October 25, 2002, acquisition of adviser by Robeco USA, Inc., a subsidiary of Robeco Groep
Robeco Boston Partners Long/Short Equity Fund	2.25%	2.25%	October 25, 2002, acquisition of adviser by Robeco USA, Inc., a subsidiary of Robeco Groep
Robeco Boston Partners Long/Short Research Fund	1.25%	1.22%	September 29, 2010, initial approval of sole shareholder
Robeco WPG Small Cap/Micro Cap Value Fund	0.90% of the Fund’s average daily net assets up to $300 million, 0.80% of the Fund’s average daily net assets of $300 million to $500 million, and 0.75% of the Fund’s average daily net assets in excess of $500 million	0.90%	Approximately April 28, 2005, initial approval of sole shareholder
Robeco Boston Partners Global Equity Fund	0.90%	0%	September 26, 2011, initial approval of sole shareholder
Robeco Boston Partners International Equity Fund	0.90%	0%	September 26, 2011, initial approval of sole shareholder

EXHIBIT C

5% OR GREATER OWNERSHIP OF A SHARE CLASS

The following table identifies those investors known to the Company to own beneficially or of record 5% or more of the voting securities of a class of a Fund’s shares as of April 26, 2013.  Any shareholder that owns 25% or more of the outstanding shares of a Fund or class may be presumed to “control” (as that term is defined in the Investment Company Act) the Fund or class. Shareholders controlling a Fund or class could have the ability to vote a majority of the shares of the Fund or class on any matter requiring approval of the shareholders of the Fund or class.

[TO BE INSERTED]

┌	[PROXY TABULATOR	Please vote this proxy card TODAY! Your prompt response will save the expense of additional mailings	┐
ADDRESS]

VOTE VIA THE TELEPHONE	VOTE VIA THE INTERNET	VOTE BY MAIL
1. Read the Proxy Statement and have this card at hand	1. Read the Proxy Statement and have this card at hand	1. Read the Proxy Statement 2. Mark the appropriate box(es)
2. Call toll-free at 1-800-[ ] and	2. Log on to [www.kingproxy.com/ ]	on this proxy card
follow the recorded instructions	and follow the on-screen instructions	3. Sign and date this proxy card
3. If you vote via the telephone, you do not need to mail this proxy card	3. If you vote via the Internet, you do not need to mail this proxy card	4. Mail your completed proxy card in the enclosed envelope

ROBECO INVESTMENT FUNDS (Investment Portfolios of The RBB Fund, Inc.)	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS June 25, 2013

This Proxy is solicited on behalf of the Board of Directors of The RBB Fund, Inc. (the “Company”) for the Special Meeting of Shareholders (the “Meeting”) and related to the proposals with respect to the Robeco Investment Funds (each, a “Fund,” and together, the “Funds”).  The undersigned hereby appoints Salvatore Faia, Joel Weiss, James Shaw and Jennifer Rogers, and each of them, proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Funds which the undersigned is entitled to vote at the Meeting to be held at 10:00 a.m. (Eastern time), on June 25, 2013, at the Bellevue Corporate Center, 301 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809, and any adjournment(s) or postponement(s) thereof.  In their discretion, the proxies, and each of them, also are authorized to vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

YOUR VOTE IS IMPORTANT.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED.  UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSALS RELATING TO THE FUNDS WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, DATED [May     ], 2013, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Note: Please sign exactly as name(s) appears above.  If shares are held in the name of joint owners, each should sign.  If signing as an attorney-in-fact, executor, administrator, trustee, guardian or some other representative capacity you should so indicate.  If shareholder is a corporation or partnership, please sign in full corporate or partnership name by an authorized person.

	Signature	Date

	Signature (Joint Owners)	Date
└	┘

┌	┐

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW.

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

	FOR	AGAINST	ABSTAIN

Proposal:

To approve a new investment advisory agreement between The RBB Fund, Inc., on behalf of the Fund, and Robeco Investment Management, Inc., the Fund’s current investment adviser, (“Robeco”), as a result of a proposed transaction involving the sale of Robeco’s parent company:

	☐	☐	☐

└	PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD	┘